UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14A-101)

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

Pasithea Therapeutics Corp.
(Name of Registrant as Specified in its Charter)

Concord IP2 Ltd.
Elderhill Corporation
Leonite Capital LLC
Leonite Fund I, LP
Camac Partners, LLC
Camac Capital, LLC
Camac Fund, LP
David Delaney
Avi Geller
Eric Shahinian
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Investor Group Recommends Stockholders Vote the

WHITE Proxy Card for Boardroom Change at

Pasithea Therapeutics

Protect the Value of Your Investment by Voting the WHITE Proxy Card Ahead of the Special Meeting

Scheduled for Friday, December 9th

NEW YORK & TORONTO--(BUSINESS WIRE)-- Camac Partners, LLC, affiliates of Concord Investment Partners Ltd., and Leonite Capital LLC (collectively with their affiliates, the “Investor Group” or “we”), who are collectively the largest external stockholder of Pasithea Therapeutics Corp. (Nasdaq: KTTA) (“Pasithea” or the “Company”), today issued the below statement recommending stockholders vote on the WHITE proxy card to remove the Company’s Board of Directors (the “Board”) at the upcoming Special Meeting of Stockholders (the “Special Meeting”) scheduled for Friday, December 9th, 2022:

“It is extremely important that Pasithea stockholders vote their shares on the WHITE proxy card as soon as possible, no matter how many or few shares you own. The Special Meeting is just a few days away and we believe that recent concerning actions taken by Pasithea’s Board — including multiple dilutive acquisitions at stockholders’ expense — underscore why urgent change is needed in the boardroom. By removing the Company’s current directors, we believe Pasithea will finally be positioned to enhance its corporate governance, improve capital allocation and unlock significant value for all stockholders.

Protect the value of your investment TODAY and vote FOR all matters on the WHITE proxy card by telephone, over the Internet, or by signing, dating and returning your WHITE proxy card in the postage-paid envelope provided.”

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VOTE THE WHITE PROXY CARD TODAY.

If you have any questions on how to vote your shares on the WHITE proxy card, please contact InvestorCom

LLC by email at info@investor-com.com or by telephone at 203-972-9300.

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Contacts

For Investors:

Concord Investment Partners Ltd.

David Delaney, 416-951-9214

ddelaney@concordinvestmentpartners.com

InvestorCom LLC

John Grau, 203-972-9300

info@investor-com.com

For Media:

Longacre Square Partners

Charlotte Kiaie / Aaron Rabinovich, 646-386-0091

ckiaie@longacresquare.com / arabinovich@longacresquare.com